Exhibit 99.1
OpenText Reports First Quarter Fiscal Year 2022 Financial Results
Organic Growth Powers Record Q1 Total Revenues, Annual Recurring Revenues (ARR) and Cloud Revenues
First Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$832.3	$819.7	$691.8	$681.6	$356.6	$353.2
+3.5%	+2.0%	+3.2%	+1.7%	+4.6%	+3.6%
Annual Recurring Revenues represent 83% of Total Revenues
•Q1 results reflective of our cloud-first strategy and continued investments in talent, innovation, go-to-market and digital projects to drive organic growth
•Operating cash flows were $189.7 million and free cash flows were $163.0 million
•GAAP-based net income of $131.9 million, up 27.6% Y/Y, margin of 15.8%, up 290 basis points Y/Y
•Adjusted EBITDA of $323.4 million, margin of 38.9%
•GAAP-based diluted EPS of $0.48, up 26.3% Y/Y
•Non-GAAP diluted EPS of $0.83, down 6.7% Y/Y
Waterloo, ON, November 4, 2021 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the first quarter ended September 30, 2021.
“Organic growth powered our record first quarter revenues as we continued delivering Information Management in the Cloud at scale,” said Mark J. Barrenechea, OpenText CEO & CTO. “In Q1, we delivered $832.3 million in total revenues, up 3.5% year-over-year which was led by our Cloud revenues of $356.6 million, up 4.6% year-over-year. Annual Recurring Revenues (ARR) of $691.8 million increased 3.2% year-over-year and accounted for 83% of our total revenues.”
“OpenText is leading our customers on their path to digitalization as they shift their work from productivity to creativity. Organizations across the globe trust the OpenText Cloud to deliver greater flexibility, agility and scale to meet the challenges of today’s distributed work environment,” said Mr. Barrenechea. “The OpenText Cloud uniquely positions us to win customers and take leadership in each of our markets as we empower businesses of all sizes to master modern work, power modern experiences, digitize supply chains, strengthen cyber resilience and build the API economy.”
“Our Q1 results continue to demonstrate the strength of the OpenText business model, delivering strong operational performance, generating $323.4 million of adjusted EBITDA and $163.0 million in free cash flows,” said Madhu Ranganathan, OpenText EVP, CFO. “With approximately $1.7 billion of cash as of September 30, 2021, and a net leverage ratio of 1.4x, our balance sheet and liquidity position remain strong. We are confident in our ability to further improve operations, supporting exceptional customer experiences and providing ample opportunity for OpenText to focus on our organic growth initiatives.”

Financial Highlights for Q1 Fiscal 2022 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q1 FY'22	Q1 FY'21	$ Change	% Change	Q1 FY'22 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$356.6	$341.0	$15.6	4.6%	$353.2	3.6%
Customer support	335.2	329.4	5.8	1.8%	328.5	(0.3)%
Total annual recurring revenues**	$691.8	$670.4	$21.4	3.2%	$681.6	1.7%
License	73.5	68.5	5.0	7.3%	72.5	5.8%
Professional service and other	67.0	65.1	1.8	2.8%	65.6	0.8%
Total revenues	$832.3	$804.0	$28.3	3.5%	$819.7	2.0%
GAAP-based operating income	$182.7	$182.4	$0.3	0.2%	N/A	N/A
Non-GAAP-based operating income (1)	$302.0	$320.4	($18.3)	(5.7)%	$299.9	(6.4)%
GAAP-based net income attributable to OpenText	$131.9	$103.4	$28.5	27.6%	N/A	N/A
GAAP-based EPS, diluted	$0.48	$0.38	$0.10	26.3%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.83	$0.89	($0.06)	(6.7)%	$0.83	(6.7)%
Adjusted EBITDA (1)	$323.4	$342.3	($19.0)	(5.5)%	$321.0	(6.2)%
Operating cash flows	$189.7	$233.9	($44.2)	(18.9)%	N/A	N/A
Free cash flows (1)	$163.0	$218.6	($55.6)	(25.5)%	N/A	N/A

(1) Please see note 2 "Use of Non-GAAP Financial Measures" below.
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Quarterly Business Highlights
•Key customer wins in the quarter included AIA Philippines, BDO, Brenntag, CNA Financial, Etihad Water & Electricity, Fennoa, Graybar, Homebase, JCB, Kaiser Permanente, LX Hausys, Mary Washington Healthcare, Mastercard, MicroChannel, PepsiCo, Solenis, U.S. Army Criminal Investigation Division, U.S. Defense Health Agency and Wells Fargo
•OpenText World to be held November 16-18
•OpenText powers modern work with the Content Cloud
•OpenText named a leader in 2021 Gartner Magic Quadrant for Content Services Platforms for seventeenth consecutive year
•OpenText named a leader in IDC MarketScape for Multi-Enterprise Supply Chain Commerce Network for second consecutive year
•OpenText offers new MDR solutions to enhance cyber resilience & compliance
•OpenText integrates N-central Into Webroot Business Endpoint Protection
•OpenText adds cyber resilience in the Netherlands data center
•OpenText showcases latest Experience Platform innovations at Google Cloud Next '21
•OpenText survey shows increase in demand for ethically sourced goods
•Independent survey highlights need for advanced analytics and machine learning to accelerate investigations
•OpenText launches virtual summit for business leaders to share best practices on digitizing supply chains to minimize disruption
•OpenText and Lakehead University partner to create internships for Indigenous students

Dividend Program
As part of our quarterly, non-cumulative cash dividend program, the Board declared on November 3, 2021, a cash dividend of $0.2209 per common share. The record date for this dividend is December 3, 2021 and the payment date is December 22, 2021. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Share Repurchase Plan/Normal Course Issuer Bid
The Company also announced today the renewal of its share repurchase plan and that it intends to purchase in open market transactions, from time to time over the next 12 months, if considered advisable, up to an aggregate of $350,000,000 of its common shares on the NASDAQ Global Select Market, the Toronto Stock Exchange (the "TSX") and/or other exchanges and alternative trading systems in Canada and/or the United States, if eligible, subject to applicable law and stock exchange rules (the "Repurchase Plan"). The price that OpenText will pay for common shares in open market transactions will be the market price at the time of purchase or such other price as may be permitted by applicable law or stock exchange rules.
The Company's determination to renew the Repurchase Plan reflects its confidence in its operational execution and expanding cash flows, with the Repurchase Plan being additive to the Company's overall strategic capital allocation, complementing its ongoing M&A activity and dividend program. The Repurchase Plan will be effected in accordance with Rule 10b-18 under the U.S. Securities Exchange Act of 1934. Purchases made under the Repurchase Plan may commence on November 12, 2021 and will expire on November 11, 2022, and will be subject to a limit of 13,638,008 shares (representing 5% of the Company's issued and outstanding common shares as of October 31, 2021). All common shares purchased by OpenText pursuant to the Repurchase Plan will be cancelled.
Normal Course Issuer Bid
The Company has renewed its normal course issuer bid (the "NCIB") in order to provide it with a means to execute purchases over the TSX as part of the overall Repurchase Plan.
The TSX has approved the Company's notice of intention to commence the NCIB pursuant to which the Company may purchase common shares over the TSX for the period commencing November 12, 2021 until November 11, 2022 in accordance with the TSX's normal course issuer bid rules, including that such purchases are to be made at prevailing market prices or as otherwise permitted. Under the rules of the TSX, the maximum number of shares that may be purchased in this period is 13,638,008 (representing 5% of the Company's issued and outstanding common shares as of October 31, 2021), and the maximum number of shares that may be purchased on a single day is 112,590 common shares, which is 25% of 450,361 (the average daily trading volume for the common shares on the TSX for the six months ended October 31, 2021), subject to certain exceptions for block purchases, subject in any case to the volume and other limitations under Rule 10b-18.
Previously, on November 5, 2020, the Board authorized a share repurchase plan, pursuant to which we have been authorized to purchase in open market transactions, from time to time over the 12 month period commencing November 12, 2020, up to an aggregate of $350 million of our common shares (subject to a limit of 13,618,774 shares, being 5% of the Company’s issued and outstanding common shares as of November 4, 2020) on the NASDAQ Global Select Market, the TSX and/or other exchanges and alternative trading systems in Canada and/or the United States, if eligible, subject to applicable law and stock exchange rules (the “Prior Repurchase Plan”). As of the date hereof, the Company has purchased a total of 2,500,000 common shares pursuant to the Prior Repurchase Plan.
As part of the Prior Repurchase Plan, the TSX approved a previous normal course issuer bid to purchase up to 13,618,774 common shares, which commenced on November 12, 2020 and will expire on November 11, 2021 (the “Previous NCIB”). Pursuant to the Previous NCIB, the Company has purchased 1,433,781 common shares on the open markets in Canada at an average purchase price of C$57.56 per share. Of those purchases on Canadian markets, 412,589 common shares were purchased on the TSX at an average purchase price of C$57.42 per share.
Shelf Renewal
The Company also announced today that it is filing a renewed preliminary short form base shelf prospectus with the securities regulatory authorities in each of the provinces of Canada. A final shelf prospectus, once a receipt has been issued by the Canadian securities regulatory authorities, will allow offers and sales, from time to time, of an aggregate of up to $2.0 billion of equity and debt securities, or any combination thereof, during the 25-month period that the shelf prospectus remains effective. The Company expects to file a corresponding automatic shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the "SEC") concurrently with the filing of the final shelf prospectus in Canada. The specific terms of any future offering will be established in a prospectus supplement to the shelf prospectus, which supplement will be filed with the applicable Canadian securities regulatory authorities and the SEC.

Summary of Quarterly Results
	Q1 FY'22	Q4 FY'21	Q1 FY'21	% Change (Q1 FY'22 vs Q4 FY'21)		% Change (Q1 FY'22 vs Q1 FY'21)
Revenue (millions)	$832.3	$893.5	$804.0	(6.9)%		3.5%
GAAP-based gross margin	69.0%	69.6%	69.0%	(60)	bps	—	bps
Non-GAAP-based gross margin (1)	75.7%	75.8%	76.5%	(10)	bps	(80)	bps
GAAP-based EPS, diluted	$0.48	$0.66	$0.38	(27.3)%		26.3%
Non-GAAP-based EPS, diluted (1)(2)	$0.83	$0.80	$0.89	3.7%		(6.7)%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below.
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning November 4, 2021 at 7:00 p.m. ET through 11:59 p.m. on November 18, 2021 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 7814 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to Non-GAAP-based financial measures. Additionally, “off-cloud” is a term we use to describe license transactions.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.
Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2022 (Fiscal 2022) on growth, future cloud growth and market share gains, future organic growth initiatives and deployment of capital, declaration of quarterly dividends, potential share repurchases pursuant to its Repurchase Plan, future tax rates, new platform and product offerings, scaling OpenText to new levels in Fiscal 2022 and beyond, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially which include, but are not limited to, actual and potential risks and uncertainties relating to the ultimate spread of COVID-19, the severity of the disease and the duration of the COVID-19 pandemic. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2021 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	September 30, 2021	June 30, 2021
ASSETS	(unaudited)
Cash and cash equivalents	$1,735,265	$1,607,306
Accounts receivable trade, net of allowance for credit losses of $18,643 as of September 30, 2021 and $22,151 as of June 30, 2021	370,968	438,547
Contract assets	24,312	25,344
Income taxes recoverable	12,756	32,312
Prepaid expenses and other current assets	107,486	98,551
Total current assets	2,250,787	2,202,060
Property and equipment	223,359	233,595
Operating lease right of use assets	223,885	234,532
Long-term contract assets	19,550	19,222
Goodwill	4,686,907	4,691,673
Acquired intangible assets	1,080,692	1,187,260
Deferred tax assets	767,182	796,738
Other assets	231,181	208,894
Long-term income taxes recoverable	35,821	35,362
Total assets	$9,519,364	$9,609,336
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$299,370	$423,592
Current portion of long-term debt	10,000	10,000
Operating lease liabilities	58,033	58,315
Deferred revenues	814,989	852,629
Income taxes payable	15,615	17,368
Total current liabilities	1,198,007	1,361,904
Long-term liabilities:
Accrued liabilities	26,876	28,830
Pension liability	75,022	74,511
Long-term debt	3,577,520	3,578,859
Long-term operating lease liabilities	211,277	224,453
Long-term deferred revenues	95,930	98,989
Long-term income taxes payable	33,799	34,113
Deferred tax liabilities	92,418	108,224
Total long-term liabilities	4,112,842	4,147,979
Shareholders' equity:
Share capital and additional paid-in capital
272,533,754 and 271,540,755 Common Shares issued and outstanding at September 30, 2021 and June 30, 2021, respectively; authorized Common Shares: unlimited	1,991,719	1,947,764
Accumulated other comprehensive income	53,886	66,238
Retained earnings	2,225,363	2,153,326
Treasury stock, at cost (1,426,212 and 1,567,664 shares at September 30, 2021 and June 30, 2021, respectively)	(63,477)	(69,386)
Total OpenText shareholders' equity	4,207,491	4,097,942
Non-controlling interests	1,024	1,511
Total shareholders' equity	4,208,515	4,099,453
Total liabilities and shareholders' equity	$9,519,364	$9,609,336

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended September 30,
	2021	2020
Revenues:
Cloud services and subscriptions	$356,589	$340,986
Customer support	335,237	329,399
License	73,529	68,523
Professional service and other	66,953	65,105
Total revenues	832,308	804,013
Cost of revenues:
Cloud services and subscriptions	119,779	112,624
Customer support	29,483	29,194
License	3,969	2,489
Professional service and other	51,725	46,581
Amortization of acquired technology-based intangible assets	53,167	58,037
Total cost of revenues	258,123	248,925
Gross profit	574,185	555,088
Operating expenses:
Research and development	100,165	93,903
Sales and marketing	146,240	132,400
General and administrative	71,477	56,189
Depreciation	21,386	22,003
Amortization of acquired customer-based intangible assets	51,884	54,993
Special charges (recoveries)	344	13,244
Total operating expenses	391,496	372,732
Income from operations	182,689	182,356
Other income (expense), net	29,782	2,883
Interest and other related expense, net	(37,055)	(39,089)
Income before income taxes	175,416	146,150
Provision for (recovery of) income taxes	43,450	42,744
Net income for the period	$131,966	$103,406
Net (income) loss attributable to non-controlling interests	(51)	(30)
Net income attributable to OpenText	$131,915	$103,376
Earnings per share—basic attributable to OpenText	$0.48	$0.38
Earnings per share—diluted attributable to OpenText	$0.48	$0.38
Weighted average number of Common Shares outstanding—basic (in '000's)	272,044	271,986
Weighted average number of Common Shares outstanding—diluted (in '000's)	273,232	272,847

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2021	2020
Net income for the period	$131,966	$103,406
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(10,092)	22,645
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of ($391) and $305 for the three months ended September 30, 2021 and 2020, respectively	(1,086)	845
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of ($103) and ($56) for the three months ended September 30, 2021 and 2020, respectively	(287)	(156)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of ($232) and ($916) for the three months ended September 30, 2021 and 2020, respectively	(1,049)	(1,705)
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $68 and $87 for the three months ended September 30, 2021 and 2020, respectively	162	241
Total other comprehensive income (loss) net, for the period	(12,352)	21,870
Total comprehensive income	119,614	125,276
Comprehensive (income) loss attributable to non-controlling interests	(51)	(30)
Total comprehensive income attributable to OpenText	$119,563	$125,246

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended September 30, 2021
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2021	271,541	$1,947,764	(1,568)	$(69,386)	$2,153,326	$66,238	$1,511	$4,099,453
Issuance of Common Shares
Under employee stock option plans	796	27,299	—	—	—	—	—	27,299
Under employee stock purchase plans	197	8,489	—	—	—	—	—	8,489
Share-based compensation	—	13,934	—	—	—	—	—	13,934
Issuance of treasury stock	—	(5,909)	142	5,909	—	—	—	—
Dividends declared ($0.2209 per Common Share)	—	—	—	—	(59,878)	—	—	(59,878)
Other comprehensive income (loss) - net	—	—	—	—	—	(12,352)	—	(12,352)
Distribution to non-controlling interest	—	142	—	—	—	—	(538)	(396)
Net income for the period	—	—	—	—	131,915	—	51	131,966
Balance as of September 30, 2021	272,534	$1,991,719	(1,426)	$(63,477)	$2,225,363	$53,886	$1,024	$4,208,515

	Three Months Ended September 30, 2020
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2020	271,863	$1,851,777	(622)	$(23,608)	$2,159,396	$17,825	$1,319	$4,006,709
Adoption of ASU 2016-13 - cumulative effect, net	—	—	—	—	(2,450)	—	—	(2,450)
Issuance of Common Shares
Under employee stock option plans	311	8,605	—	—	—	—	—	8,605
Under employee stock purchase plans	—	293	193	6,690	—	—	—	6,983
Share-based compensation	—	11,736	—	—	—	—	—	11,736
Purchase of treasury stock	—	—	(965)	(41,870)	—	—	—	(41,870)
Dividends declared ($0.1746 per Common Share)	—	—	—	—	(47,269)	—	—	(47,269)
Other comprehensive income (loss) - net	—	—	—	—	—	21,870	—	21,870
Net income for the period	—	—	—	—	103,376	—	30	103,406
Balance as of September 30, 2020	272,174	$1,872,411	(1,394)	$(58,788)	$2,213,053	$39,695	$1,349	$4,067,720

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income for the period	$131,966	$103,406
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	126,437	135,033
Share-based compensation expense	13,934	11,736
Pension expense	1,486	1,505
Amortization of debt issuance costs	1,161	1,112
Loss on sale and write down of property and equipment	27	573
Deferred taxes	14,682	(1,180)
Share in net (income) loss of equity investees	(29,315)	(6,221)
Changes in operating assets and liabilities:
Accounts receivable	76,526	74,842
Contract assets	(7,248)	(9,838)
Prepaid expenses and other current assets	(9,811)	(3,491)
Income taxes	16,761	21,032
Accounts payable and accrued liabilities	(114,334)	(51,429)
Deferred revenue	(38,516)	(41,268)
Other assets	7,542	549
Operating lease assets and liabilities, net	(1,629)	(2,457)
Net cash provided by operating activities	189,669	233,904
Cash flows from investing activities:
Additions of property and equipment	(26,712)	(15,305)
Other investing activities	296	(2,237)
Net cash used in investing activities	(26,416)	(17,542)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	36,720	15,839
Repayment of long-term debt and Revolver	(2,500)	(2,500)
Purchase of treasury stock	—	(41,870)
Distribution to non-controlling interest	(396)	—
Payments of dividends to shareholders	(59,878)	(47,269)
Net cash provided by (used in) financing activities	(26,054)	(75,800)
Foreign exchange gain (loss) on cash held in foreign currencies	(9,277)	10,792
Increase (decrease) in cash, cash equivalents and restricted cash during the period	127,922	151,354
Cash, cash equivalents and restricted cash at beginning of the period	1,609,800	1,697,263
Cash, cash equivalents and restricted cash at end of the period	$1,737,722	$1,848,617

Reconciliation of cash, cash equivalents and restricted cash:	September 30, 2021	September 30, 2020
Cash and cash equivalents	$1,735,265	$1,845,582
Restricted cash (1)	2,457	3,035
Total cash, cash equivalents and restricted cash	$1,737,722	$1,848,617

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Condensed Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to the COVID-19 pandemic, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2021 (In thousands, except for per share data)
	Three Months Ended September 30, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$119,779		$(907)	(1)	$118,872
Customer support	29,483		(721)	(1)	28,762
Professional service and other	51,725		(721)	(1)	51,004
Amortization of acquired technology-based intangible assets	53,167		(53,167)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	574,185	69.0%	55,516	(3)	629,701	75.7%
Operating expenses
Research and development	100,165		(2,934)	(1)	97,231
Sales and marketing	146,240		(4,610)	(1)	141,630
General and administrative	71,477		(4,041)	(1)	67,436
Amortization of acquired customer-based intangible assets	51,884		(51,884)	(2)	—
Special charges (recoveries)	344		(344)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	182,689		119,329	(5)	302,018
Other income (expense), net	29,782		(29,782)	(6)	—
Provision for (recovery of) income taxes	43,450		(6,355)	(7)	37,095
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	131,915		95,902	(8)	227,817
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.48		$0.35	(8)	$0.83

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 25% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$131,915	$0.48
Add:
Amortization	105,051	0.38
Share-based compensation	13,934	0.05
Special charges (recoveries)	344	—
Other (income) expense, net	(29,782)	(0.11)
GAAP-based provision for (recovery of) income taxes	43,450	0.17
Non-GAAP-based provision for income taxes	(37,095)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$227,817	$0.83
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2021
GAAP-based net income, attributable to OpenText	$131,915
Add:
Provision for (recovery of) income taxes	43,450
Interest and other related expense, net	37,055
Amortization of acquired technology-based intangible assets	53,167
Amortization of acquired customer-based intangible assets	51,884
Depreciation	21,386
Share-based compensation	13,934
Special charges (recoveries)	344
Other (income) expense, net	(29,782)
Adjusted EBITDA	$323,353

GAAP-based net income margin	15.8%
Adjusted EBITDA margin	38.9%
Reconciliation of Free cash flows

Three Months Ended September 30, 2021
GAAP-based cash flows provided by operating activities	$189,669
Add:
Capital expenditures (1)	(26,712)
Free cash flows	$162,957

(1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2021 (In thousands, except for per share data)
	Three Months Ended June 30, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$127,583		$(935)	(1)	$126,648
Customer support	32,938		(505)	(1)	32,433
Professional service and other	53,662		(698)	(1)	52,964
Amortization of acquired technology-based intangible assets	53,215		(53,215)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	621,814	69.6%	55,353	(3)	677,167	75.8%
Operating expenses
Research and development	117,235		(2,664)	(1)	114,571
Sales and marketing	183,237		(4,718)	(1)	178,519
General and administrative	73,019		(3,830)	(1)	69,189
Amortization of acquired customer-based intangible assets	52,469		(52,469)	(2)	—
Special charges (recoveries)	3,152		(3,152)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	171,681		122,186	(5)	293,867
Other income (expense), net	45,017		(45,017)	(6)	—
Provision for (recovery of) income taxes	(2,215)		38,099	(7)	35,884
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	181,283		39,070	(8)	220,353
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.66		$0.14	(8)	$0.80

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 1% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$181,283	$0.66
Add:
Amortization	105,684	0.39
Share-based compensation	13,350	0.05
Special charges (recoveries)	3,152	0.01
Other (income) expense, net	(45,017)	(0.16)
GAAP-based provision for (recovery of) income taxes	(2,215)	(0.02)
Non-GAAP-based provision for income taxes	(35,884)	(0.13)
Non-GAAP-based net income, attributable to OpenText	$220,353	$0.80
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2021
GAAP-based net income, attributable to OpenText	$181,283
Add:
Provision for (recovery of) income taxes	(2,215)
Interest and other related expense, net	37,550
Amortization of acquired technology-based intangible assets	53,215
Amortization of acquired customer-based intangible assets	52,469
Depreciation	21,021
Share-based compensation	13,350
Special charges (recoveries)	3,152
Other (income) expense, net	(45,017)
Adjusted EBITDA	$314,808

GAAP-based net income margin	20.3%
Adjusted EBITDA margin	35.2%
Reconciliation of Free cash flows

Three Months Ended June 30, 2021
GAAP-based cash flows provided by operating activities	$296,189
Add:
Capital expenditures (1)	(27,408)
Free cash flows	$268,781

(1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2020 (In thousands, except for per share data)
	Three Months Ended September 30, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$112,624		$(836)	(1)	$111,788
Customer support	29,194		(442)	(1)	28,752
Professional service and other	46,581		(517)	(1)	46,064
Amortization of acquired technology-based intangible assets	58,037		(58,037)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	555,088	69.0%	59,832	(3)	614,920	76.5%
Operating expenses
Research and development	93,903		(2,342)	(1)	91,561
Sales and marketing	132,400		(4,057)	(1)	128,343
General and administrative	56,189		(3,542)	(1)	52,647
Amortization of acquired customer-based intangible assets	54,993		(54,993)	(2)	—
Special charges (recoveries)	13,244		(13,244)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	182,356		138,010	(5)	320,366
Other income (expense), net	2,883		(2,883)	(6)	—
Provision for (recovery of) income taxes	42,744		(3,365)	(7)	39,379
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	103,376		138,492	(8)	241,868
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.38		$0.51	(8)	$0.89

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 29% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2020
		Per share diluted
GAAP-based net income, attributable to OpenText	$103,376	$0.38
Add:
Amortization	113,030	0.41
Share-based compensation	11,736	0.04
Special charges (recoveries)	13,244	0.05
Other (income) expense, net	(2,883)	(0.01)
GAAP-based provision for (recovery of) income taxes	42,744	0.16
Non-GAAP-based provision for income taxes	(39,379)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$241,868	$0.89
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2020
GAAP-based net income, attributable to OpenText	$103,376
Add:
Provision for (recovery of) income taxes	42,744
Interest and other related expense, net	39,089
Amortization of acquired technology-based intangible assets	58,037
Amortization of acquired customer-based intangible assets	54,993
Depreciation	22,003
Share-based compensation	11,736
Special charges (recoveries)	13,244
Other (income) expense, net	(2,883)
Adjusted EBITDA	$342,339

GAAP-based net income margin	12.9%
Adjusted EBITDA margin	42.6%
Reconciliation of Free cash flows

Three Months Ended September 30, 2020
GAAP-based cash flows provided by operating activities	$233,904
Add:
Capital expenditures (1)	(15,305)
Free cash flows	$218,599

(1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months ended September 30, 2021 and 2020:

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	23%	13%	22%	13%
GBP	5%	6%	5%	5%
CAD	3%	14%	3%	9%
USD	61%	52%	63%	56%
Other	8%	15%	7%	17%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).